                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 2-89399, 33-48762, 33-61646, 33-61648, 333-15903 and 333-81265.



/s/ Arthur Andersen LLP
------------------------
ARTHUR ANDERSEN LLP
Detroit, Michigan
March 27, 2000